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                                                                    EXHIBIT 10.5

                     VICANT OFFICE BUILDING LEASE AGREEMENT

          This LEASE, made this 1st day of April, 1997, by and between GEBRAN S. ANTON, JR., ("LANDLORD" HEREIN) whose address is 79 Macomb Place, Mount Clemens, Michigan, 48043, and COMMUNITY CENTRAL BANK, A STATE BANKING CORPORATION, ("TENANT" HEREIN) whose address is 100 North Main Street, Mt. Clemens, Michigan, 48043.

          W I T N E S S E T H:

     1. DESCRIPTION OF PREMISES. Landlord, for and in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant, does hereby lease to Tenant premises ("Leased Premises" herein) situated in the Vicant Office Building ("Building" herein) in the City of Mount Clemens, Macomb County, Michigan, more particularly described as:

          SUITE 207, CONTAINING APPROXIMATELY 1,516 SQUARE FEET LOCATED ON THE 2ND FLOOR IN THE BUILDING SITUATED AT
          59 NORTH WALNUT, MOUNT CLEMENS, MICHIGAN, SAID LEASED PREMISES BEING MORE PARTICULARLY DESCRIBED AS THE PREMISES OUTLINED IN RED ON THE ATTACHED EXHIBIT "A" WHICH IS INCORPORATED HEREIN BY REFERENCE AND SPECIFICALLY MADE
          A PART HEREOF.

     2. TERM. The term of this Lease shall be for a period of FIVE (5) YEARS. The Commencement date of the term will be MAY 1, 1997. The expiration of the term shall be at 11:59 on the last day of APRIL 30, 2002. Tenant is assuming the Leased Premises in its "as is" condition, except that Landlord, at his expense, will:

          a) Patch and paint as required.
          b) Clean carpet.
          c) Provide Suite and Directory signage.

If the Leased Premises are not delivered to Tenant on the commencement date for any reason whatsoever, Landlord shall not be liable to Tenant for damages as a result of delay in such delivery and Tenant shall not have the right to terminate this Lease. In the event of delay in such delivery, the commencement date shall be the date Landlord delivers a written notice to Tenant that the Leased Premises are ready for occupancy and the termination date of this Lease shall be extended for a period equivalent to the period of such delay.
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     3.  RENT.  Tenant shall and hereby agrees to pay Landlord as fixed rent for the Leased Premises, the sum of ONE HUNDRED TWENTY-ONE THOUSAND TWO HUNDRED EIGHTY AND 00/100 ($121,280.00) DOLLARS to be paid in advance, in equal monthly installments as follows:

     5-1-1997 THRU 4-30-1998 . . . . . . . . . . . . . $1,768.67 PER MONTH
     5-1-1998 THRU 4-30-1999 . . . . . . . . . . . . . $1,895.00 PER MONTH
     5-1-1999 THRU 4-30-2000 . . . . . . . . . . . . . $2,021.34 PER MONTH
     5-1-2000 THRU 4-30-2001 . . . . . . . . . . . . . $2,147.67 PER MONTH
     5-1-2001 THRU 4-30-2002 . . . . . . . . . . . . . $2,274.00 PER MONTH

Without any prior demand therefor and without any deduction or setoff whatsoever in lawful money of the United States, on the 1st day of each and every calendar month during the term of this Lease, at the offices of the Landlord, or at such other place as Landlord may designate in writing from time to time; provided however, that if the lease term shall commence on a day other than the 1st day of a calendar month then the rental for such month shall be prorated daily based on a thirty day calendar month. Any installment of rent due or accruing hereunder and any other sum, whether termed rent or otherwise and payable hereunder by Tenant to Landlord which is not paid when due, shall bear interest at the rate of ten (10%) percent per annum from the date when the same shall respectively become payable until the same is paid. Time is of the essence of this Lease.

     4. USE AND OCCUPANCY. During the term of this Lease, the Leased Premises shall be used for the following purposes and for no other purpose whatsoever:
Mortgage Offices. Tenant agrees to keep the premises in accordance with all police, sanitary and other regulations imposed by any governmental authority, and to observe all reasonable regulations and requirements of underwriters concerning the use and condition of the Leased Premises tending to reduce fire hazards and insurance rates. Tenant shall not perform any act or carry on any practice which may injure the Leased Premises or the Building or which will be a nuisance, disturbance or menace to the other tenants in the Building. Tenant shall keep the Leased Premises in good repair and order and shall at all times maintain the same in a neat, clean and sanitary condition and at the expiration of the term hereof shall surrender the Leased Premises in good order, repair and condition.

     5. UTILITIES AND SERVICES. Landlord shall furnish the Leased Premises with heat, air conditioning, electricity, water, sewage, trash disposal and janitorial services. Said utilities shall be provided when, in Landlord's judgment, the same are


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necessary for the comfort able occupancy and use of the Leased Premises;
provided however, that in no event shall Landlord furnish heat and/or air conditioning more often than during the hours from 8:00 A.M. to 6:00 P.M. on Monday through Friday and 8:00 A.M. to 1:00 P.M. on Saturday. Landlord shall not be liable or responsible for any interruption in such utilities or other services caused by riots, strike, labor disputes or accidents or other causes beyond the immediate control of Landlord, or for stoppages or interruptions of any such services for the purpose of making necessary repairs or improvements. Failure, interruption or delay in furnishing heat, electricity and other services described herein shall not be construed as an act of eviction against Tenant by Landlord nor shall such failure, interruption or delay in any way operate as a release from the prompt and punctual performance by Tenant of the covenants contained herein. Electricity furnished by Landlord shall be used only for purposes of illumination and the operation of office equipment which is considered common and normal low electrical consumption office equipment at the date of execution hereof. The only lighting equipment which Landlord shall be responsible to replace under this paragraph shall be fluorescent tubes, ballasts and starters.

     Anything hereinabove to the contrary notwithstanding, Landlord and Tenant agree that Landlord's obligation to furnish heat, electricity or air conditioning to the Leased Premises shall be subject to and limited by all laws, rules and regulations of any governmental authority affecting the supply, distribution, availability of or consumption of energy, including but not limited to, heat, electricity, gas, oil and/or water. Landlord shall abide by all such governmental laws, rules and regulations and, in so doing, Landlord shall not be in default in any manner whatsoever under the terms of this Lease and Landlord's compliance therewith shall not affect in any manner whatsoever, Tenant's obligation to pay the full rental set forth in this Lease.

     6.   ALTERATIONS.   Tenant agrees that the Leased Premises shall not be
altered, improved or changed without prior written consent of Landlord. All alterations, improvements and changes which may be approved by Landlord shall be made at such times and in such manner as Landlord may reasonably designate and shall be done either by or under the direction of Landlord, but at the cost of Tenant. All alternations, improvements and changes except movable office furniture installed at the expense of the Tenant and removable without defacing or injuring the Building or Leased Premises, shall, unless otherwise provided by written agreement, be the property of Landlord, and remain upon and be surrendered with



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the Leased Premises; provided however, that Landlord may designate by written notice to Tenant, those alterations, improvements and changes which shall be removed by Tenant at the expiration of this Lease and Tenant shall promptly remove the same and repair any damage to the Leased Premises caused by such removal. All damage or injury done to the Leased Premises by the Tenant, or by any person who may be in or upon the premises with the consent, invitation or license of Tenant, shall be paid for by Tenant.

     7. REPAIRS BY LANDLORD. Landlord shall make all necessary repairs and replacements to the Building and to the common areas, heating, air conditioning and electrical systems located therein together with all repairs to the Leased Premises which are structural in nature or required due to fire or casualty subject to Paragraph 15, provided however, that Tenant shall be responsible for all repairs and replacements described in the immediately succeeding Paragraph
8. Landlord shall have reasonable opportunity to obtain the necessary materials and workmen to complete said repairs. There shall be no allowance to Tenant nor any diminution in rent and no liability on the part of Landlord by reason of inconvenience, annoyance, or injury to business arising from repairs in or to any portion of the Building or the Leased Premises by Landlord.

     8. REPAIRS BY TENANT. Tenant agrees to maintain and keep the Leased Premises in good repair and condition. All damage or injury to the Leased Premises and/or the Building or its fixtures and equipment caused by or resulting from the willful omission or negligence of Tenant, its servants, employees, contractors, agents, visitors or licensees shall be repaired or replaced promptly by Tenant at its expense and to the satisfaction of Landlord, and Tenant shall, at the termination of this Lease surrender the Leased Premises (together with all alterations, repairs and improvements thereon) to Landlord in the same condition as they were at the commencement of this Lease, reasonable use and wear expected. All such repairs and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs or replacements, they made be made by Landlord at the expense of Tenant and shall be paid for by Tenant within five (5) days after rendition of a bill therefor.

     9. ADDITIONAL RENTALS. Tenant shall and agrees to pay as additional rental during the term of this Lease its prorata share of increses in real estate taxes and assessments, insurance, electricity and gas as follows:



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     A. Real Estate Taxes and Assessments. Landlord shall determine the amount he pays for taxes and assessments with respect to the land and Building of which the Leased Premises are a part pursuant to tax bills he receives during the calendar year 1997. To the extent that tax bills for the land and Building of which the Leased Premises are a part for subsequent calendar years during the Lease term exceed said amount, Tenant shall pay its prorata share of any such increases. In the event the State of Michigan or any political subdivision thereof having taxing authority shall substitute a franchise tax, transfer tax or net income tax for or in place of said real estate taxes and assessments, said substitution shall not relieve Tenant of its liability for increases as provided herein and the calculations required under this paragraph shall utilize said substituted tax in determining Tenant's liability for any increases hereunder.

     B. Insurance. Landlord shall determine his costs for hazard, fire, casualty, liability and other insurance on the Building for the calendar year 1997. Tenant shall pay its prorata share of any increases in said premiums for subsequent calendar years during the Lease term.

     C. Electricity and Gas. Landlord shall determine his costs for electricity and gas to the Building for the calendar year 1997. Tenant shall pay its prorata share of any increases in electricity and gas over said amount for subsequent calendar years during the Lease term.

     D. Determination of Prorata Share. For purposes of this Lease and the calculations to be made under this Paragraph 9, Tenant's "prorata share" shall be equal to the product obtained by multiplying such cost increases by a fraction, the numerator of which shall be the number of square feet of floor area in the Leased Premises, and the denominator of which shall be the gross leasable floor area of the Building.

     E. Method of Payment of Increases. All amounts due hereunder shall be payable to Landlord at the place where the rent provided herein is payable. Landlord shall invoice Tenant for any obligations owed under this Paragraph as the same are determined by Landlord which invoice shall contain an explanation of the amounts determined by Landlord to be due.

Tenant shall have the right to inspect Landlord's records supporting any increases. Any invoices for increases shall be paid within thirty (30) days of the date submitted to Tenant by Landlord.



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     10. RULES AND REGULATIONS. Tenant covenants and agrees that Tenant, its agents, employees, visitors and licensees shall comply with all rules and regulations of the Building which Landlord shall from time to time make said rules and regulations are hereby expressly made a part of this Lease.

     11. INDEMNIFICATION AND INSURANCE. Tenant shall indemnify Landlord and save Landlord harmless from any and all liability, claims and expense for damages to any person or property in, or on the Leased Premises from any cause whatsoever. Tenant shall, during the entire term of this Lease, keep in full force and effect policies of public liability and property damage insurance with insurance companies acceptable to Landlord with respect to the Leased Premises and the business operated by Tenant therein in which both Landlord and Tenant shall be named as insured parties, and in which the limits of liability shall not be less than Two Hundred Fifty Thousand ($250,000.00) Dollars per person, and Five Hundred Thousand ($500,000.00) Dollars for each accident or occurrence, and Fifty Thousand ($50,000.00) Dollars for property damage.
Tenant shall furnish Landlord with copies of said policies or certificates of insurance therefor or otherwise acceptable evidence that such insurance is in full force at all times during the term hereof. In the event Tenant shall fail to procure such insurance, Landlord may, at its option, procure the same for the account of Tenant and the cost thereof shall be paid to Landlord by Tenant immediately upon receipt by Tenant of a statement from Landlord for the cost thereof.

     12. LOSS AND DAMAGE. Tenant agrees that all property kept, stored or maintained in the Leased Premises or in or around the Building shall be kept, stored and maintained at the risk of Tenant only. Landlord shall not be liable for any loss of or damage to any such property from any cause whatsoever including water or other substance which may leak, issue or flow from any part of the Building, or by or from the plumbing, gas, steam, sewerage, electric or water lines, pipes or conduits or from theft, fire or other accident or casualty or from any other damage otherwise occurring or resulting. Landlord shall not be liable for any latent defects, structural or otherwise, in construction, condition, lack of repair or proper operation of the Leased Premises or the Building or any machinery, equipment or facility therein. It is further agreed that Landlord shall not be liable for any accident or casualty arising from acts of other tenants or occupants of the Building, their agents, employees, invitees or licensees or from any default of Tenant or any unauthorized acts of Landlord's employees.



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     13.  ASSIGNMENT AND SUBLETTING.  Tenant covenants not to assign or transfer this Lease or hypothecate or mortgage the same or sublet the Leased Premises or any part thereof or use or permit them to be used for any purpose other than above mentioned, without the prior written consent of Landlord. Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a waiver of the requirement for consent of Landlord for any future assignments or subletting. In the event Tenant, with or without the previous consent of Landlord, does assign or in any manner transfer this Lease or any interest therein, Tenant shall in no way be released from any of its obligations under this Lease.

     14. DAMAGE BY CASUALTY. In the event the Leased Premises or other parts of the Building are damaged by fire or other casualty, Landlord, unless it elects to terminate this Lease as provided hereafter, shall repair the damage with reasonable dispatch after notice thereof. The obligation of Landlord hereunder shall not include any leasehold improvements which were not Landlord's original responsibility. Repair by Landlord for any damage caused by carelessness, negligence or improper conduct of Tenant, its agents, employees, visitors or licensees shall not prejudice any right of Landlord or its insurer.

     If the Leased Premises is so damaged by fire or other casualty that they are untenantable but are, nevertheless, repaired by Landlord, the rent shall be adjusted for the time during which and the extent to which the Leased Premises may have been untenantable. If such repairs are delayed because of Tenant's failure to adjust Tenant's own insurance claim or because of Tenant's failure to remove its damaged property, no reduction shall be made beyond a reasonable time allowed for such adjustment or removal.

     If the fire or casualty to the Leased Premises is caused by carelessness, negligence, or improper conduct by Tenant, or its agents, employees, visitors or licensees, then, notwithstanding such damage, Tenant shall be liable for the rent, during the unexpired portion of the term of this Lease, without abatement, unless Landlord elects to terminate this Lease as provided hereafter.

     If Landlord, in its uncontrolled discretion, shall decide within a reasonable time after any fire or other casualty (even though the Leased Premises may not have been affected by such fire or casualty), not to repair, rebuild or reconstruct the Building containing the Leased Premises, then, upon written notice given by Landlord to Tenant, this Lease shall terminate on a date specified


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in such notice as if that date had been originally fixed as the expiration of the term of this Lease, and the rent shall be adjusted as of the time of the occurrence of any such fire or other casualty.

     Landlord and Tenant do hereby release and discharge the other party and any officer, agent, employee or representative of such party of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance.

     15. ACCESS TO PREMISES. Tenant shall permit Landlord, its agents and employees access to the Leased Premises at all reasonable hours to erect, use and maintain pipes wires and conduits in an through the Leased Premises; to examine the Leased Premises; to make such decorations, repairs, alterations, improvements or additions as Landlord may deem necessary or desirable; to exhibit the Leased Premises to prospective Tenants during the last three months of the Lease term and during all holdover periods; and for other reasonable purposes. Landlord may take all material into and upon the Leased Premises that may be required therefor without constituting an eviction of Tenant in whole or in part, and the rent shall not abate while said decorations, repairs, alterations, improvements or additions are being made. Landlord shall not be liable by reason of loss or interruption of business of Tenant as a result thereof. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor (whether for inconvenience or loss of business or otherwise) to change the arrangements and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public and common areas of the Building, and to make repairs to, alterations of or extensions of the Building.

     16. EMINENT DOMAIN. If the whole or any substantial part of the Leased Premises or the Building shall be taken by or conveyed to any public authority under the power of eminent domain, then the term of this Lease shall cease on the part so taken or conveyed on the date possession of that party shall be required for public use, and any rent paid in advance of such date all be refunded to Tenant, and Landlord and Tenant shall have the right to terminate this Lease upon written notice to the other, which notice shall be delivered within thirty (30) days following the date notice is


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received of such taking. In the event that neither Party hereto shall terminate this Lease, Landlord shall make all necessary repairs to the Leased Premises and the Building to render and restore the same to a complete architectural unit and Tenant shall continue in possession of the portion of the Leased Premises not taken under the power of eminent domain, under the same terms and conditions as are herein provided, except that the rent reserved herein shall be reduced in direct proportion to the amount of the Leased Premises so taken. The obligation of Landlord hereunder to make such repairs to the Leased
Premises shall be limited to the work required to be performed and paid for by Landlord pursuant to Paragraph 2 of this Lease and the plans and specifications referred to therein. All damages awarded for such taking or conveyance shall belong to and be the property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold or to the fee of the Leased Premises; provided, however, Landlord shall not be entitled to any portion of any separate award or payment made to Tenant for removal and reinstallation of fixtures, loss of business or moving expenses.

     17. DEFAULT OF TENANT. In the event of any failure of Tenant to pay any rental or other charges due hereunder within ten (10) days after the same may be due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such default shall have been mailed to Tenant, or if Tenant shall abandon said premises, or permit this Lease to be taken under any writ of execution, then the Landlord, besides other rights or remedies it may have, shall have the right to declare this Lease terminated and/or shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises and such property may be removed or stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, without evidence of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

     Should Landlord elect to re-enter or take possession pursuant to legal proceedings or any notice provided for Landlord, Landlord may either terminate this Lease or from time to time, without terminating this Lease relet the premises or any part thereof on such terms and conditions as Landlord shall in its sole discretion deem advisable. The proceeds of such reletting shall be applied: first to the payment of any indebtedness of Tenant to Landlord other than rent due hereunder; second, to the payment of any reasonable costs of such reletting, including the cost of any reasonable alterations and repairs to the premises; third, to the




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payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same reletting during any month be less than the monthly rent reserved hereunder, then Tenant shall during each such month pay such deficiency to Landlord.

     All rights and remedies of Landlord specified above and elsewhere in this Lease shall be cumulative and none shall exclude another or any other right of remedy allowed by law, and such rights and remedies may be exercised concurrently. Tenant shall pay all reasonable attorney fees and expenses of Landlord in enforcing any of the obligations of the Tenant under this Lease, or in any litigation or negotiation in which Landlord shall, without its fault, become involved through or on account of this Lease.

     18. BANKRUPTCY. In the event the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law, or if a receiver or trustee of the property of Tenant shall be appointed by reason of Teant's insolvency or inability to pay its debts, or if any assignment shall be made of Tenant's property for the benefit of creditors, then and in any such events, Landlord may terminate this Lease by written notice to Tenant; provided, however, if the order of court creating any of such disabilities shall not be final by reason of pendency of such proceedings, or appeal from such order, then Landlord shall not have the right to terminate this Lease so long as Tenant performs its obligations hereunder.

     19. WAIVER. The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any oher agreement, condition or provision hereof, nor shall any custom or practice which may develop between the parties in the administration of the terms hereof construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The sublessor at such other address as either part shall have designated to the other, and the time of the rendition or receipt of such shall be the time when the same is deposited with an official United States Post Office, postage and fees fully prepaid thereon for first class mail.

     20. SUBORDINATION. Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed on the Building and/or Leased

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Premises and to all advances made or hereafter to be made upon the security thereof. Tenant will execute and deliver such further instrument or instruments subordinating this Lease to the lien of any such mortgage or mortgages as shall be desired by and mortgagee or proposed mortgagee. Tenant hereby appoints Landlord as attorney-in-fact of Tenant, irrevocably, to execute and deliver any such instrument or instruments for Tenant. In the event Landlord's interest in the premises shall be mortgaged and transferred by foreclosure of such mortgage or deed in lieu thereof, Landlord's interest shall not be merged with the fee so as to release Tenant hereunder and in the event of any such merger by operation of law, this Lease shall not terminate and Tenant shall attorn to such owner.

     21. HOLDING OVER. It is hereby agreed that in the event Tenant holds over after the termination of this Lease, the tenancy shall be from month to month, but for no longer period and shall be subject to all the terms and considerations of this lease except that the rental to be paid by Tenant during said hold-over period shall be a rental equal to double the highest rate at any time payable during the terms of this Lease unless Landlord and Tenant agree to another rent during said hold-over period. In the event such new rent is agreed to by Landlord and Tenant, said new rent shall be binding only if contained in writing signed by both of the parties.

     22.  TENANT'S ACCEPTANCE LETTER.   Tenant agrees within ten (10) days after
request therefor by Landlord to execute in recordable form and deliver to landlord for Landlord's mortgagee, a statement in writing certifying (a) that this lease is in full force and effect, (b) the dates of commencement and expiration of the term of this Lease, (c) that rent is paid currently without any off-set or defense thereto, (d) the amount of rent, if any, paid in advance,
(e) that there are no uncured defaults by Landlord or, a statement of any uncured defaults claimed by Tenant, and (f) any other necessary information requested by said mortgagee.

     23. NOTICES. Any bill, statement, notice, communication or payment which Landlord or Tenant may desire will be required to give to the other party shall be in writing and shall be sent to the other party addressed as follows:

LANDLORD:                               TENANT:

Gebran S. Anton, Jr.                    Community Central Bank
79 Macomb Place                         100 North Main Street
Mt. Clemens, Michigan 48043             Mt. Clemens, Michigan 48043


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     24.  ADVERTISEMENTS.  Tenant shall not erect or install any exterior or interior window or door signs or advertising media, or window or door lettering, or placards without the previous written consent of Landlord. Tenant agrees not to use any advertising media that shall be deemed objectionable to Landlord, or other tenants, such as loudspeakers, phonographs or radio broadcasts in a manner to be heard outside the Leased Premises. Tenant shall not install any exterior lighting or plumbing fixtures, shades or awnings, or any exterior decorations or paintings, or build any fences or make any changes in the front of the Leased Premises without the previous written consent of Landlord.

     25. QUIET ENJOYMENT. Upon payment by Tenant of the rents and other charges due hereunder, and upon the observance and performance of all covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruptions by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, however, to the terms and conditions of this Lease.

     26. ATTORNMENT. In the event any proceedings are brought for the foreclosure of or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Leased Premises, Tenant shall, at the option and request of the holder of said mortgage, attorn to said holder upon any such foreclosure or sale and recognize said holder as the Landlord under this Lease.

     27. LIABILITY OF LANDLORD. If Landlord shall fail to perform any covenant, term or condition of this lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and land of which the Leased Premises are a part and out of rents or other income from such property receivable by Landlord, and neither Landlord nor any of the co-partners comprising the partnership which is the Landlord herein shall be liable for any deficiency.

     28. SUCCESSORS. rights, liabilities, covenants, obligations and agreements hereingiven to, or imposed upon the parties hereto shall, except as provided in the preceding paragraph, extend to, benefit and bind their respective heirs, executors, administrators, successors and assigns as well as their directors, officers, stockholders, partners and associates, and if there is more than


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one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment of said assignee has been approved by Landlord in writing.

     29. Entire Agreement and Controlling Law. This Lease shall constitute the entire agreement of the parties hereto. All prior agreements between the parties, whether written or oral, are merged herein, and shall be of no force and effect. This Lease cannot be changed, modified, or discharged except by an agreement in writing, signed by the party against whom enforcement of the change, modification or discharge is sought. This Lease shall be governed by and construed in accordance with the laws of the State of Michigan. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, the invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

     30. Transfer of Landlord's Interest. In the event of any transfer or transfers of Landlord's interest in this Lease or the Building or land, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

     31. Definition. For purposes of this Lease, the term "gross leasable floor area" shall mean the total number of square feet of floor area in the Building excluding therefrom the floor area of the following areas not located in premises leased to Tenant or other occupants of the Building:

          1. Employee bathrooms and lounges.
          2. Stairways, corridors and hallways.
          3. Lobbies and entries.
          4. Telephone and electrical equipment rooms, boiler rooms and janitor's closets.
          5. Duct shafts and elevator shafts.

     32. Mortgage Protection Clause. Tenant agrees to give any Mortgagees by Register Mail, a copy of any Notice of Default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagees.

Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the

Mortgagees shall have an additonal thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                IN THE WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease on the day and date first above written.


                                       LANDLORD:


/s/ Marge Murphy                       By:  /s/Gebran S. Anton
------------------------                  ----------------------------
             Witness                        Gebran S. Anton



                                       TENANT:

                                       COMMUNITY CENTRAL BANK,
                                       A STATE BANKING CORPORATION


                                       By:  /s/ Harold Allmacher
------------------------                  ----------------------------
             Witness                        Harold Allmacher
                                       Its: Chairman of the Board

                                  EXHIBIT A





                                (MAP OF SUITE)

                                 EXHIBIT "B"

                            RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the leased premises.

2. No sign, picture, lettering, notice or advertisement of any kind shall be painted or displayed on or from the windows, doors, roof, or outside walls of the building in which the leased premises are located. All of Tenant's interior sign painting or lettering shall be done in a manner approved by Landlord, and the cost thereof shall be paid by Tenant. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability and may charge the expense incurred for such removal to the Tenant.

3. No curtains, blinds, shades, screens, awnings, or other projections shall be attached to or hung in, or used in connection with, any window or door of the leased premises or outside wall of the building without the prior written consent of the Landlord.

4. Any carpeting cemented down shall be installed with a releasable adhesive.

5. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licenses, shall have caused the same.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the leased premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct.

7. No bicycle or other vehicle, and no dog or other animal shall be allowed in offices, halls, corridors, or elsewhere in the building.

8. Tenant shall no cause or permit unusual or objectionable odor to be produced upon or permeate from the premises, including duplicating or printing equipment emitting noxious fumes. Tenant shall not allow any cooking on the premises. Tenant shall not disturb any occupants of this or neighboring buildings or premises by the use of any musical instruments, radio, television, loudspeaker, or by any unseemly or disturbing noise.

9. No Tenant shall throw anything out of the door, windows, or down any passageways or elevator shafts.

10. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entry ways provided for such purposes and indicated by Landlord.

11. Tenant is not permitted to use any part of the building or the common areas for any manufacturing, storage, or sale of merchandise, or property of any kind; or for lodging or sleeping, or for any immoral or illegal purpose.

12. All safes, freight, furniture, or other bulky matter of any description shall be carried in or out of the premises only at such times and in such manner as shall be prescribed in writing by Landlord, and Landlord shall in all cases have the right to specify the proper position of any such safe, furniture, or other bulky article, which shall only be used by Tenant in a manner which will not interfere with or cause damage to the demised premises or the building in which they are located, or to the other Tenants or occupants of said building. Tenant shall be responsible for any damage to the building or the property of its tenants or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the leased premises, and shall make all repairs and imporvements required by landlord or governmental authorities in connection with the use or moving of such articles.

13. Tenant shall not bring in or allow to be kept upon the leased premised any inflammable, combustible or explosive fluid, chemical or substance or any article deemed extra hazardous on account of fire or other dangerous properties.

14. No additional locks or bolts of any kind shall be placed upon any of the doors and windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must, upon the termination of his tenancy, restore to the Landlord all keys of stores, offices, and toilet rooms, either furnished to or otherwise procured by Tenant and in the event of the loss of any keys, so furnished, such Tenant shall pay to the Landlord the cost thereof.


15. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the building or its desirability for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.


16. The Landlord reserves the right to exclude from the building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Sundays and legal holidays all persons who do not present a pass to the building signed by the Landlord. The Landlord will furnish passes to persons from whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to the Landlord for all acts of such persons.

17. Canvassing, soliciting, and peddling in the building is prohibited and each Tenant shall co-operate to prevent the same.

18. Wherever the word "Tenant" occurs, it is understood and agreed that it shall mean Tenant's associates, agents, clerks, servants and visitors. Wherever the word "Landlord" occurs, it is understood and agreed that it shall mean Landlord's assigns, agents, clerks, servants, and visitors.

                                  EXHIBIT "C"

                             JANITORIAL SERVICES

DAILY SERVICES:  (Five (5) times per week):

     1)   Empty waste baskets.
     2)   Empty and clean ash trays.
     3)   Dust desk tops that are clear of working papers.
     4)   Vacuum carpeted areas and dust mop resilient floors.
     5)   Toilet rooms:
          a)   Empty and disinfect all waste receptacles.
          b)   Sweep and wet mop floors.
          c) Clean and disinfect all fixtures and clean mirrors and shelves.
          d)   Refill towel and soap dispensers as needed.
     6)   Clean and disinfect drinking fountains.

WEEKLY SERVICES:

     1)   Damp mop floors, stairways, lobbies, and corridors.
     2) Wash and disinfect all ceramic tile, toilet, partitioning, and fixtures.
     3)   Wash entrance door glass.

MONTHLY SERVICES:

     1) Wax and polish floor in reception area, lunchroom, and aisles.
     2)   Wash all glass in office partitions.
     3) Dust tops of file cabinets, ledges, baseboards and heat conductors.


QUARTERLY SERVICES:

     1) Strip and re-wax entire floor area with wax or floor treatment.
     2) Wash first floor windows, (upper floor windows shall be washed twice a year).

SEASONAL SERVICES:

     1)   Landscaping service as required.
     2) Snow plowing service provided upon occasion of a snowfall as required.